Exhibit 99.1

Asure Software Reports 2015 Financial Results and
Reaffirms 2016 Expectations

Fourth Quarter 2015 Financial Summary

In thousands, except per share data	Q4 2015	Q4 2014	% Change	YTD Q4 2015	YTD Q4 2014	% Change
Revenue	$6,761	$7,101	down 5%	$26,906	$27,206	down 1%
Gross Margin	$4,702	$5,313	down 12%	$19,566	$20,892	down 6%
Net income (loss)	$(795)	$92	down 964%	$(1,757)	$(262)	down 571%
EBITDA, excluding one-times*	$609	$1,345	down 51%	$3,734	$5,052	down 25%
Diluted net income (loss) per share, excluding one-times*	$(0.08)	$0.04		$(0.17)	$0.08

AUSTIN, Texas, March 30, 2016 -- Asure Software, Inc. (NASDAQ:ASUR), a leading provider of workplace management software, announced results for the fourth quarter and fiscal year ended December 31, 2015.

Operational Highlights

•
Cloud bookings in the quarter increased 135% from the fourth quarter of 2014, driven by Bain Capital, La Trobe University, Acushnet Rubber Co., Salter Healthcare, TriHealth, LA Care, Farmers State Bank. For fiscal 2015, cloud bookings increased by 82%, excluding the company’s largest customer PSSI, and increased 30%, including PSSI, over fiscal 2014.

•
Backlog decreased $314,000 or 10% to $2.8 million from the prior quarter and increased 55% from fiscal 2014. In fiscal 2016, the company expects its enterprise clients to move through implementation, resulting in conversion from backlog to reported revenue growth.

•
Building our vertical industry presence we secured several new wins in the quarter across a range of strong industry verticals for Asure, including Thompson Reuters, Rogers Communication, Royal Bank of Canada, SAP America, Florida State University, and Morgan Stanley.

Financial Results

•	Revenue for the quarter decreased 5% to $6.8 million from $7.1 million in the same year-ago quarter. For fiscal 2015, revenue decreased 1% to $26.9 million from $27.2 million in fiscal 2014.

•
Recurring revenue for the quarter as a percent of total revenue was 76%, an improvement from 73% in the fourth quarter of 2014. This increase was primarily the result of strong Hardware as a Service (HAAS) revenue in the quarter.

•	Recurring revenue for fiscal 2015 as a percent of total revenue was 75% as compared to 75% in fiscal 2014.

•	Hardware as a Service (HAAS) revenue increased 364% compared to the fourth quarter of 2014 and increased 140% in fiscal 2015 compared to fiscal 2014.

•
Gross margin for the quarter was $4.7 million (70% of total revenue), a 12% decrease from $5.3 million (75% of total revenue) in the fourth quarter of 2014. For fiscal 2015, gross margin was $19.6 million (73% of total revenue) compared to $20.9 million (77% of total revenue) in fiscal 2014. The decrease in gross margin percentage for both periods was primarily due to new product sales, which have lower margins initially. As these products mature and gain economies of scale, the company anticipates gross margins to increase.

•
EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)* excluding one-time items* for the quarter was approximately $609,000, a decrease of 51% compared to $1.3 million in the fourth quarter of 2014. For fiscal 2015, EBITDA * excluding one-time items* was approximately $3.7 million, a decrease of 25% compared to $5.1 million in fiscal 2014.

•
Net loss per share, excluding one-times*, for the fourth quarter was $0.08 compared to net income per share of $0.04 in the fourth quarter of 2014. For fiscal 2015, net loss per share, excluding one-times*, was $0.17 compared to net income per share of $0.08 in fiscal 2014.

•
Cash flow provided by operating activities for the quarter increased 32% to $1.4 million from $1.0 million in the fourth quarter of 2014. For fiscal 2015, cash flow provided by operating activities increased 24% to $3.4 million from $2.7 million in fiscal 2014.

Management Commentary

“In 2015 we did not have the desired financial results as we expected.” said Pat Goepel, CEO of Asure Software. “However during the year, we made important investments in our sales, product, marketing, and operating model.  We expanded our global presence which enabled us to deliver a differentiated workplace management solution to the market.

“Four key indicators will provide a solid foundation in 2016 are as follows;

•	2015 vs 2014 YOY cloud bookings posted 30% growth with continued demand for global hoteling, hot-desking solutions.

•
We have a healthily backlog that will continue to convert to revenue throughout 2016 and beyond.  In 2015 among other improvements, we refined our backlog management to ensure a more timely realization of revenue.

•	Deferred revenue increase provides us with a strong foundation for 2016 revenue growth.

•	Our operating efficiency initiatives increased our cash flow in 2015 by 24%.

“In summary, we feel we are prepared to grow organically and scale through acquisition opportunities.  While 2015 was an important year for us, in terms of expanding our client base and making investments into areas where we see growth, we believe 2016 will mark an inflection point in our company’s operating history. We believe our synergies with Mangrove’s client base and operational model provides us with a strong foundation for continued growth today and for years to come.”

Fiscal 2016 Financial Guidance

On a proforma basis, including the company’s recent acquisition of Mangrove on March 21, 2016 and under the condition that Mangrove and Asure had been combined as a single company on January 1, 2016, Asure management reaffirmed its expectations for 2016:

Company Outlook

$000s	Fiscal 2016 (versus fiscal 2015)
Revenue	$37,500 to $38,500 (+39% to +43%)
EBITDA, excluding one-time items	$7,500 to $8,000 (+101% to +114%)
Net income per share, excluding one-time items	$0.12 to $0.20 (an improvement from a loss of $0.17)

Conference Call Details
Asure management will host a conference call for the investment community today (March 30, 2016) at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss these financial results and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Brad Wolfe, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 36257329.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our Web site at http://investor.asuresoftware.com/.

About Asure Software
Asure Software, Inc., (NASDAQ: ASUR) is headquartered in Austin, Texas with regional headquarters in London, England. Asure helps companies better manage their global, mobile workforces with cloud-based and mobile solutions that bring people, time, space and assets together in a meaningful way. The company serves approximately 7,000 clients worldwide with workplace and workforce management solutions that offer innovative ways to help meet the needs of an agile workforce. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
 Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

Company Contact:
Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

Investor Relations Contact:
Matt Glover and Najim Mostamand
Liolios Group, Inc.
949-574-3860
ASUR@liolios.com

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,158	$320
Accounts and note receivable, net of allowance for doubtful accounts of $145 and $120 at December 31, 2015 and December 31, 2014, respectively	4,671	5,295
Inventory	784	170
Prepaid expenses and other current assets	1,195	1,303
Total current assets	7,808	7,088
Property and equipment, net	2,212	1,539
Goodwill	17,436	17,500
Intangible assets, net	6,026	8,322
Other assets	729	19
Total assets	$34,211	$34,468
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$1,031	$750
Accounts payable	2,670	1,533
Accrued compensation and benefits	715	350
Other accrued liabilities	1,181	1,128
Deferred revenue	10,803	10,641
Total current liabilities	16,400	14,402
Long-term liabilities:
Deferred revenue	947	475
Notes payable	12,656	14,381
Other liabilities	490	739
Total long-term liabilities	14,093	15,595
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,674 and 6,434 shares issued, 6,290 and 6,050 shares outstanding at December 31, 2015 and December 31, 2014, respectively	67	64
Treasury stock at cost, 384 shares at December 31, 2015 and December 31, 2014	(5,017)	(5,017)
Additional paid-in capital	279,649	278,656
Accumulated deficit	(270,903)	(269,146)
Accumulated other comprehensive loss	(78)	(86)
Total stockholders’ equity	3,718	4,471
Total liabilities and stockholders’ equity	$34,211	$34,468

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014
Revenues:
Cloud revenue	$13,628	$13,716
Hardware revenue	3,300	2,623
Maintenance and support revenue	6,054	6,489
On premise software license revenue	856	999
Professional services revenue	3,068	3,379
Total revenues	26,906	27,206
Cost of Sales	7,340	6,314
Gross margin	19,566	20,892

Operating expenses
Selling, general and administrative	14,964	13,999
Research and development	3,053	3,310
Amortization of intangible assets	1,866	1,999
Total operating expenses	19,883	19,308

Income (loss) from operations	(317)	1,584

Other income (loss)
Gain on settlement of note payable and litigation	-	1,034
Interest income	22	(1)
Loss on lease termination	(110)	-
Loss on debt refinancing	(4)	(1,402)
Foreign currency gain (loss)	1	(14)
Interest expense and other	(1,109)	(1,274)
Interest expense - amortization of original issue discount (OID)	(21)	(72)
Total other loss	(1,221)	(1,729)

Loss from operations before income taxes	(1,538)	(145)
Income tax provision	(219)	(117)
Net loss	$(1,757)	$(262)
Other comprehensive income (loss):
Foreign currency translation gain	8	18
Other comprehensive loss	$(1,749)	$(244)

Basic and diluted net loss per share
Basic	$(0.28)	$(0.04)
Diluted	$(0.28)	$(0.04)
Weighted average basic and diluted shares
Basic	6,176,000	6,002,000
Diluted	6,176,000	6,002,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,757)	$(262)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	3,012	2,821
Provision for doubtful accounts	100	48
Share-based compensation	409	226
Gain on settlement of note payable and litigation	-	(1,034)
Loss on debt refinancing	4	1,402
Other	28	72
Changes in operating assets and liabilities:
Restricted cash	-	400
Accounts and note receivable	524	(1,419)
Inventory	(615)	(93)
Prepaid expenses and other assets	(527)	(82)
Accounts payable	1,120	(136)
Accrued expenses and other long-term obligations	422	550
Deferred revenue	635	213
Net cash provided by operating activities	3,355	2,706

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	-	(3,440)
Purchases of property and equipment	(1,406)	(807)
Disposals of property and equipment	18	38
Collection of note receivable	-	9
Net cash used in investing activities	(1,388)	(4,200)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,300	18,181
Payments on notes payable	(6,765)	(19,311)
Payments on amendment of senior notes payable	(75)	(704)
Debt financing fees	-	(565)
Payments on capital leases	(190)	(144)
Insurance proceeds for settlement of notes payable dispute, net of expenses	-	372
Net proceeds from exercise of stock options	587	24
Net cash used in financing activities	(1,143)	(2,147)

Effect of foreign exchange rates	14	23

Net increase (decrease) in cash and cash equivalents	838	(3,618)
Cash and cash equivalents at beginning of period	320	3,938
Cash and cash equivalents at end of period	$1,158	$320

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$995	$941

Non-cash Investing and Financing Activities:
Note receivable from customer	601	-
Accrued contingent consideration upon acquisition	-	327
Conversion of subordinated convertible notes payable to equity	-	248
Accrued purchases of property and equipment	17	-

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED

$000s	December 31, 2015	December 31, 2014
Net Income (loss)	(795)	92
Interest and amortization of OID	270	275
Tax	74	(2)
Depreciation	229	126
Amortization	459	635
Stock Compensation	74	95
EBITDA	311	1,200
One-time items	298	145
EBITDA excluding one-time items	609	1,345

FOR THE TWELVE MONTHS ENDED

$000s	December 31, 2015	December 31, 2014
Net Income (loss)	(1,757)	(262)
Interest and amortization of OID	1,117	1,354
Tax	219	117
Depreciation	721	462
Amortization	2,291	2,359
Stock Compensation	409	226
EBITDA	3,000	4,256
One-time items	734	796
EBITDA excluding one-time items	3,734	5,052

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items

FOR THE THREE MONTHS ENDED

$000s	December 31, 2015	December 31, 2014
Net Income (loss)	(795)	92
Legal & Professional Services	57	21
Severance, Recruitment & Relocation	-	111
Other one-time items (net)	241	13
Sub-total excluding Taxes	298	145
Sub-total one-time items	298	145
Net Income (loss) excluding one-time items	(497)	237

FOR THE TWELVE MONTHS ENDED

$000s	December 31, 2015	December 31, 2014
Net Income (loss)	(1,757)	(262)
Legal & Professional Services	92	208
Loss on Debt Refinancing	-	1,402
Gain on Settlement of Note Payable and litigation	-	(1,034)
Severance, Recruitment & Relocation	55	195
Gain on sale of assets	-	-
Interest income from settlement	-	-
Other one-time items (net)	587	25
Sub-total excluding Taxes	734	796
Sub-total one-time items	734	796
Net Income (loss) excluding one-time items	(1,023)	534